UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2012 (January 30, 2012)

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2012, Kyle Permut, a Class I director of Arbor Realty Trust, Inc. (the “Company”), informed the Company that he was resigning his position as a director.  The Chairman of the Company’s board of directors (the “Board”) accepted Mr. Permut’s resignation, effective as of January 25, 2012.  The Company has entered into a one-year consulting arrangement with Mr. Permut pursuant to which the Company will pay him a $120,000 annual fee.  The consulting arrangement will be in effect from January 2012 to December 2012.

On January 27, 2012, John J. Bishar, a Class I director of the Company, informed the Company that he was resigning his position as a director, effective immediately, in order for the Board to reflect an appropriate balance of independent directors to management directors.  Mr. Bishar will continue to serve as the General Counsel of Arbor Commercial Mortgage LLC, the Company’s external manager.

Item 8.01.                                          Other Events

As the resignations of Mr. Permut and Mr. Bishar created two (2) vacancies in the 10-member Board, the Board considered the appropriate size of the Board going forward and decided to change the total number of the Company’s directors from ten (10) to eight (8).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

	By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

Date: January 30, 2012